                                                                 EXHIBIT 2.1

                       AGREEMENT AND PLAN OF REORGANIZATION

                                   BY AND AMONG

                             PHOENIX TECHNOLOGIES LTD.

                              SPUD ACQUISITION CORP.

                                        AND

                                VIRTUAL CHIPS, INC.

                             DATED AS OF JULY 16, 1996

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                                 INDEX OF EXHIBITS

Exhibit          Description
- -------          -----------

Exhibit A        Affiliate Shareholders

Exhibit B        Form of Company Affiliate Agreement

Exhibit C        Form of Parent Affiliate Agreement

Exhibit D        Declaration of Registration Rights

Exhibit E        Form of Voting Agreement

Exhibit F        Form of Noncompetition Agreement

Exhibit G        Form of Independent Contractor Agreement

Exhibit H        Form of SGC Comsoft - Virtual Chips, Inc. Independent
                 Contractor Agreement

Exhibit I        Form of Legal Opinion of Counsel to the Company

Exhibit J        Form of Agreement of Merger

Exhibit K        Form of Legal Opinion of Counsel to Parent


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                               INDEX OF SCHEDULES


Schedule         Description
- --------         -----------

2.1              Organization of the Company
2.2(a)           Shareholder List
2.2(b)           Option List
2.4              Governmental and Third Party Consents
2.6              Undisclosed Liabilities
2.7              Changes
2.8              Tax Returns and Audits
2.10(a)          Leased Real Property
2.10(b)          Liens on Property
2.11(a)          Intellectual Property
2.11(b)          Intellectual Property Licenses
2.12(a)          Agreements, Contracts and Commitments
2.12(b)          Breaches
2.13             Interested Party Transactions
2.15             Litigation
2.19             Brokers/Finders Fees; Third Party Expenses
2.20(b)          Employee Benefit Plans and Employee Agreements
2.20(g)          Post Employment Obligations
2.20(h)(i)       Effect of Transaction
2.21             Company Affiliates
3.7              Parent Affiliates
4.1              Conduct of the Business

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                              TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I - THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.2    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.3    Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . 2
1.4    Articles of Incorporation; Bylaws. . . . . . . . . . . . . . . . . . 2
1.5    Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . 3
1.6    Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . . . . 3
1.7    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.8    Surrender of Certificates. . . . . . . . . . . . . . . . . . . . . . 6
1.9    No Further Ownership Rights in Company Common Stock. . . . . . . . . 8
1.10   Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . 8
1.11   Tax and Accounting Consequences. . . . . . . . . . . . . . . . . . . 8
1.12   Taking of Necessary Action; Further Action . . . . . . . . . . . . . 8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE
 AFFILIATE SHAREHOLDERS AND THE COMPANY . . . . . . . . . . . . . . . . . . 9

2.1    Organization of the Company. . . . . . . . . . . . . . . . . . . . . 9
2.2    Company Capital Structure. . . . . . . . . . . . . . . . . . . . . . 9

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2.3    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
2.4    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
2.5    Company Financial Statements . . . . . . . . . . . . . . . . . . . .11
2.6    No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . .11
2.7    No Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
2.8    Tax and Other Returns and Reports. . . . . . . . . . . . . . . . . .13
2.9    Restrictions on Business Activities. . . . . . . . . . . . . . . . .15
2.10   Title to Properties; Absence of Liens and Encumbrances . . . . . . .15
2.11   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . .15
2.12   Agreements, Contracts and Commitments. . . . . . . . . . . . . . . .17
2.13   Interested Party Transactions. . . . . . . . . . . . . . . . . . . .18
2.14   Compliance with Laws.. . . . . . . . . . . . . . . . . . . . . . . .18
2.15   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
2.16   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
2.17   Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
2.18   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .19
2.19   Brokers' and Finders' Fees; Third Party Expenses . . . . . . . . . .20
2.20   Employee Matters and Benefit Plans . . . . . . . . . . . . . . . . .20
2.21   Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . .23
2.22   Representations Complete . . . . . . . . . . . . . . . . . . . . . .23

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND
 MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

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3.1    Organization, Standing and Power . . . . . . . . . . . . . . . . . .24
3.2    Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
3.3    Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . . .24
3.4    SEC Documents; Parent Financial Statements . . . . . . . . . . . . .25
3.5    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . .25
3.6    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
3.7    Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME. . . . . . . . . . . . . .25

4.1    Conduct of Business of the Company . . . . . . . . . . . . . . . . .26

ARTICLE V - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . .28

5.1    Securities Act Exemption . . . . . . . . . . . . . . . . . . . . . .28
5.2    Stock Restrictions . . . . . . . . . . . . . . . . . . . . . . . . .28
5.3    Shareholders' Representations Regarding Securities Law Matters . . .29
5.4    Registration on Form S-3 . . . . . . . . . . . . . . . . . . . . . .29
5.5    Access to Information. . . . . . . . . . . . . . . . . . . . . . . .29
5.6    Conversion of Outstanding Series A Preferred; Amendment of
        Articles of Incorporation . . . . . . . . . . . . . . . . . . . . .30
5.7    Public Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .30
5.8    Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . .30

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5.9    Notification of Certain Matters. . . . . . . . . . . . . . . . . . .30
5.10   Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . . . .30
5.11   Additional Documents and Further Assurances. . . . . . . . . . . . .31
5.12   Form S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
5.13   Nasdaq National Market Listing . . . . . . . . . . . . . . . . . . .31
5.14   Voting Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .31
5.15   Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
5.16   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .31

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ARTICLE VI - DOCUMENTS TO BE DELIVERED .  . . . . . . . . . . . . . . . . .32

6.1    Documents to be Delivered by the Company Upon
        Execution of This Agreement . . . . . . . . . . . . . . . . . . . .32
6.2    Documents to Be Delivered by the Company at Closing. . . . . . . . .32
6.3    Documents to be Delivered by the Parent and Merger Sub
        Upon Execution of This Agreement. . . . . . . . . . . . . . . . . .33
6.4    Documents to be Delivered by the Parent and Merger Sub
        at Closing. . . . . . . . . . . . . . . . . . . . . . .  . . . . . 33

ARTICLE VII - CONDITIONS TO THE MERGER .  . . . . . . . . . . . . . . . . .33

7.1    Conditions to Obligations of Each Party to Effect the Merger . . . .33
7.2    Additional Conditions to Obligations of the Company. . . . . . . . .34
7.3    Additional Conditions to the Obligations of Parent
        and Merger Sub. . . . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW . . . . .35

8.1    Survival of Representations and Warranties . . . . . . . . . . . . .35
8.2    Escrow Arrangements. . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE IX - LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . . .45

9.1    Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
9.2    Settlement and General Release . . . . . . . . . . . . . . . . . . .45

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . .46

10.1   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
10.2   Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . .47
10.3   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
10.4   Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .47

ARTICLE XI - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . .47

11.1   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
11.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
11.3   Representation of Company Only by Pillsbury Madison &
        Sutro LLP and Waiver as to Future Representation
        of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . .49
11.4   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . .49
11.5   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
11.6   Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . . .49
11.7   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
11.8   Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .50
11.9   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .50
11.10  Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . .50
11.11  Specific Performance . . . . . . . . . . . . . . . . . . . . . . . .50

                        AGREEMENT AND PLAN OF REORGANIZATION

   This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of July 16, 1996 by and among Phoenix Technologies Ltd., a Delaware corporation ("PARENT"); Spud Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"); Virtual Chips, Inc., a California corporation (the "COMPANY"); Rajan Raghavan as Securityholder Agent; Chemical Trust Company of California as Escrow Agent; for purposes of Article II, certain shareholders of the Company listed on EXHIBIT A (the "Affiliate Shareholders"); and for purposes of Articles III, Sections 5.1, 5.2, 5.3, 5.8, 5.11, 7.2 Articles VIII, IX, X and XI the shareholders of the Company who are signatories hereto, including the AFFILIATE SHAREHOLDERS (the "Shareholders").

                                    RECITALS

   A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders and stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

   B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK") and all outstanding options, warrants and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of Common Stock of Parent ("PARENT COMMON STOCK").

   C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VIII hereof.

   D. The Company, Parent, Merger Sub, the Affiliate Shareholders and the Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                  ARTICLE I

                                 THE MERGER

   I.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("California Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION".

   I.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 10.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE". On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) with the Secretary of State of the State of California (the "AGREEMENT OF MERGER"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "EFFECTIVE TIME").

   I.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   I.4  ARTICLES OF INCORPORATION; BYLAWS.

        (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Virtual Chips, Inc."

        (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   I.5 DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

   I.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

        (a) AGGREGATE SHARES OF PARENT COMMON STOCK. The aggregate number of shares of Parent Common Stock to be issued in connection with the transaction contemplated by this Agreement (the "Aggregate Shares of Parent Common Stock") shall be 1,389,831, based upon a price of $17.70 per share of Parent Common Stock (the "Parent Price Per Share").

        (b) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock of the Company ("COMPANY COMMON STOCK"), including all shares of Common Stock issued and outstanding as a result of the conversion of the Series A Preferred Stock of the Company ("Series A Preferred") immediately prior to the Effective Time as contemplated by Section 5.6 below, issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)), will be canceled and extinguished and will be converted automatically into the right to receive 0.13165 shares of Parent Common Stock, together with a right to purchase (in respect of each whole share of Parent Common Stock) 1/100 of a share of Series A Junior Participating Preferred Stock of Parent pursuant to the Rights Agreement dated October 31, 1989 between Parent and The First National Bank of Boston (the "Common Exchange Ratio").

   Of the total shares of Parent Common Stock issued pursuant to this Section 1.6(b), ten percent (10%) shall be subject to the Escrow pursuant to Article VIII below (with fractional shares as to any Shareholder to be rounded down to a whole share) (the "Escrow Amount").

        (c) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (d) STOCK OPTIONS. At the Effective Time, all options and stock purchase rights to purchase Company Common Stock (each a "Company Option") then outstanding under the Company's 1994 Stock Option Plan (the "OPTION PLAN"), or otherwise, shall be assumed by Parent in accordance with provisions described below.

             (i) Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

            (ii)  It is the intention of the parties that the Company
Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

           (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

            (iv) At the Effective Time, the Company shall assign to Parent any and all rights of repurchase pertaining to shares of Company Common Stock issued upon exercise of stock options, pursuant to stock purchase agreements, or otherwise.

        (e) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (f) ADJUSTMENTS TO EXCHANGE RATIOS. The Common Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time, other than the conversion of the Series A Preferred into Company Common Stock prior to the Effective Time.

        (g) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of

Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Parent Price Per Share.

   I.7  DISSENTING SHARES.

        (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

        (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares of Company Capital Stock.

        (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

   I.8  SURRENDER OF CERTIFICATES.

        (a) EXCHANGE AGENT. Parent shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

        (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issued pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

        (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund (as defined in Section 8.2) on such holder's behalf pursuant to Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional share in accordance with Section 1.6.

        (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

        (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

        (f)  NO LIABILITY.  Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   I.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   I.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional share, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

   I.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

   I.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the names of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE AFFILIATE
                         SHAREHOLDERS AND THE COMPANY

   The Affiliate Shareholders to their knowledge and the Company, jointly and severally, hereby represent and warrant to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof and any update which has a Material Adverse Effect on the Company which occurs after the date hereof and which is not otherwise due to a violation of this Agreement by the Company, as follows:

   II.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets (including intangible assets), financial condition, results of operations, business or prospects of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

   II.2  COMPANY CAPITAL STRUCTURE.

         (a) The authorized capital stock of ,the Company consists of 20,000,000 shares of authorized Common Stock, no par value, of which 7,864,389 shares are issued and outstanding and 10,000,000 shares of authorized Preferred Stock, no par value. The authorized Preferred Stock consists of 2,500,000 shares designated as Series A Preferred Stock, of which 1,568,598 shares are issued and outstanding and 7,500,000 shares of undesignated Preferred Stock, none of which are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

         (b) The Company has reserved 2,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 1,124,000 shares are subject to outstanding, unexercised options and 876,000 shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price and the vesting schedule of such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except as described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except as described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options or any other options or rights set forth in
Schedule 2.2(b) have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

   II.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or controlled, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

   II.4 AUTHORITY. Subject only to the requisite approval of the Merger by the Shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Shareholders to duly approve the Merger is a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Series A Preferred, each voting as a separate class (in each case with each share of Series A Preferred being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series A Preferred could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating or affecting the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger by the Shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

   II.5 COMPANY FINANCIAL STATEMENTS. Schedule 2.5 sets forth the Company's audited balance sheet as of December 31, 1995 and the related audited statements of operations and cash flows for the twelve-month period then ended and the Company's unaudited balance sheet as of June 30, 1996 (the "BALANCE SHEET") and the related unaudited statements of operations and cash flows for the three-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other subject, in the case of the unaudited Company Financials to normal year-end closing and audit adjustments and the absence of footnotes related thereto (which are not material, either individually or in the aggregate). The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance.

   II.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since June 30, 1996 consistent in nature and amount with past practices.

   II.7 NO CHANGES. Except as set forth in Schedule 2.7, since June 30, 1996, there has not been, occurred or arisen any:

         (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

         (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

         (c) capital expenditure or commitment by the Company of $10,000 in any individual case or $50,000 in the aggregate.

         (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

         (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

         (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

         (g) revaluation by the Company of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

         (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

         (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

         (k) transfer to any person or entity any rights to the Company Intellectual Property Rights (as defined in Section 2.11 below);

         (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

         (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

         (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

         (o) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

         (p) notice of any claim of ownership by a third party of the Company's Intellectual Property Rights or of infringement by the Company of any third party's intellectual property rights;

         (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

         (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed intellectual property to the Company;

         (s) any agreements pursuant to which any other party is granting marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

         (t) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

         (u) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   II.8  TAX AND OTHER RETURNS AND REPORTS.

         (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b)  TAX RETURNS AND AUDITS.  Except as set forth in Schedule 2.8:

              (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports

("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and, such Returns have been completed in accordance with applicable law.

             (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

            (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

             (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

              (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

             (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

            (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

           (viii) None of the Company's assets is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

             (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

              (x)  The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

             (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

            (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

   II.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

   II.10  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

   II.11  INTELLECTUAL PROPERTY.

          (a) The Company owns, or is licensed or otherwise possesses valid rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

         (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES")) or trade secret of the Company, and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

         (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Company's knowledge, threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The business of the Company as currently conducted or as proposed to be conducted by the Company has not and does not infringe on any proprietary right of any third party.
To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee of and consultant to the Company has executed a proprietary information and inventions agreement substantially in the Company's standard form.

   II.12  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

          (i)  any collective bargaining agreements,

         (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

        (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

         (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under
which a firm or other organization provides services to the Company,   (v)
any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

         (vi)  any fidelity or surety bond or completion bond,

        (vii) any lease of personal property having a value individually in excess of $10,000,

       (viii)  any agreement of indemnification or guaranty,

         (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

          (x) any agreement relating to capital expenditures and involving future payments in excess of $10,000,

         (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

        (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

       (xiii)  any construction contracts,

        (xiv)  any distribution, joint marketing or development agreement,

         (xv) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

        (xvi) any other agreement that involves payment by the Company of $10,000 or more or which is not cancelable without penalty within thirty (30) days.

   Except for such alleged material breaches, violations and defaults, and events that would constitute a material breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.11(b) or Schedule 2.12(a) (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

   II.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.11(b) or Schedule 2.12(a); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arm's-length relationship.

   II.14 COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where any such non-compliance or violation would not have a Material Adverse Effect on the Company.

   II.15 LITIGATION. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. Schedule 2.15 sets forth, with respect to any pending or known threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

   II.16 INSURANCE. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

   II.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain true and correct copies of all resolutions adopted by the Company's Board of Directors (or committees thereof) and shareholders since the time of incorporation of the Company.

   II.18  ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufac tured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on the date hereof, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

   II.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the Company's current reasonable estimate of all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

   II.20  EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE" shall mean any person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations thereunder;

              (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

             (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of

ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

              (iv) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

               (v) "EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

              (vi)  "IRS" shall mean the Internal Revenue Service;

             (vii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

            (viii) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b) SCHEDULE. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

          (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

         (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.20(d), (i) the Company has performed all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

         (e) PENSION PLANS. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

         (f) MULTIEMPLOYER PLANS. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

         (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Schedule 2.20(g), no Company Employee Plan and no agreement with any employee provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

         (h)  EFFECT OF TRANSACTION.

              (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

             (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

         (i) EMPLOYMENT MATTERS. The Company (i) is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, immigration or other laws governing the employment of foreign nationals, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

         (j) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

   II.21 AFFILIATE AGREEMENTS. Schedule 2.21 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company has delivered to Parent, concurrently with the execution of this Agreement, an executed Affiliate Agreement from each of its Affiliates in the form attached hereto as EXHIBIT B.

   II.22 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Shareholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub represent and warrant to the Company and the Shareholders as follows:

   III.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

   III.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating or affecting the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies.

   III.3  CAPITAL STRUCTURE.

          (a) The authorized stock of Parent consists of 40,000,000 shares of Common Stock, of which 15,366,352 shares were issued and outstanding as of June 30, 1996 and 500,000 shares of Preferred Stock, none of which is issued or outstanding as of June 30, 1996. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

   III.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") for all periods subsequent to October 1, 1994, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

   III.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Articles of Incorporation or Bylaws of Parent; or (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

   III.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

   III.7 AFFILIATE AGREEMENTS. Schedule 3.7 sets forth those persons who, in Parent's reasonable judgment, are "affiliates" of Parent within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). Parent has delivered to the Company, concurrently with the execution of this Agreement, an executed Affiliate Agreement from each of its Affiliates in the form attached hereto as EXHIBIT C.

                                 ARTICLE IV

                     CONDUCT PRIOR TO THE EFFECTIVE TIME

   IV.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event which materially adversely effects the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of Parent:

         (a) Enter into any commitment or transaction not in the ordinary course of business.

         (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights, except licenses in the ordinary course of business;

         (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

         (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

         (e)  Commence any litigation;

         (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except upon termination of employment at cost;

         (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Company Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, without the prior written consent of Parent;

         (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws, except as contemplated herein;

         (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $10,000 in the case of a single transaction or in excess of $50,000 in the aggregate in any 30-day period;

         (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

         (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

         (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, without the prior written consent of Parent;

         (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to March 31, 1996 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

         (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

         (q) Enter into any strategic alliance, joint development or joint marketing agreement; or

         (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   V.1 SECURITIES ACT EXEMPTION. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption set forth in Section 4(2) thereof. In connection with the acquisition of Parent Common Stock, each of the Shareholders hereby represents to the Company that (i) the Shareholder is acquiring the Parent Common Stock for investment purposes only and not with a view to, or for resale in connection with any "distribution" thereof as that term is used for purposes of the Securities Act; (ii) the Shareholder is aware of the Parent's business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Parent Common Stock; and (iii) the Shareholder understands that the Parent Common Stock has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

   V.2 STOCK RESTRICTIONS. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL,

        REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

   V.3 SHAREHOLDERS' REPRESENTATIONS REGARDING SECURITIES LAW MATTERS. Except as may otherwise be required by the Affiliate's Agreement executed by each person identified as an affiliate of the Company and by any additional representation required of any Shareholder by Parent or the Company or their respective counsel to ensure that the Merger is treated as a tax-free reorganization under Section 368(a) of the Code, each Shareholder, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such Shareholder, shall be bound by the following provisions:

        (a) The Shareholder will not offer, sell or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

        (b) The Shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock, or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

   V.4 REGISTRATION ON FORM S-3. Parent shall use its reasonable best efforts to file, within 90 days following the Closing, a registration statement with the SEC covering the resale of such shares of Parent Common Stock issued to the Shareholders in connection with the Merger. Any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights attached hereto as EXHIBIT D.

   V.5 ACCESS TO INFORMATION. Subject to any applicable contractual confidentiality obligations (which the Company shall use its best efforts to cause to be waived) each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   V.6 CONVERSION OF OUTSTANDING SERIES A PREFERRED; AMENDMENT OF ARTICLES OF INCORPORATION. The Company shall use its best efforts to secure the approval of the holders of not less than a majority of outstanding shares of Series A Preferred to the automatic conversion of the Series A Preferred to Company Common Stock immediately prior to the Effective Time, in accordance with Article III, C.3(b) of the Company's Amended and Restated Articles of Incorporation. The Company shall also use its best efforts to secure the requisite approval of the holders of the Company Capital Stock of an amendment to the Company's Amended and Restated Articles of Incorporation to shorten the notice period set forth in Article III, C.3(h) of such Amended and Restated Articles of Incorporation to such minimum allowable period as may be required to comply with California law.

   V.7 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

   V.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   V.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company and to the Shareholders, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by their Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

   V.10 POOLING ACCOUNTING. Parent and the Company shall each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its reasonable efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Neither Parent nor the Company shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder, provided, however, that nothing herein shall affect the acceleration of vesting on options and the lapse of repurchase rights on restricted stock described in Sections 2.2(b) or 2.4, pursuant to pre-existing contractual provisions.

   V.11 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   V.12 FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options no later than fifteen (15) business days after the Closing Date.

   V.13 NASDAQ NATIONAL MARKET LISTING. Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

   V.14 VOTING AGREEMENTS. Concurrently with the execution of this Agreement, the Affiliate Shareholders will execute Voting Agreements in the form attached hereto as EXHIBIT E (the "VOTING AGREEMENTS"), agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

   V.15 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

   V.16 INDEMNIFICATION. Parent shall either (i) cause the Company to continue to indemnify or (ii) directly indemnify each person who is currently an officer or director of the Company substantially in accordance with the Bylaws of the Company as they are currently in effect, and in accordance with all applicable statutory and common laws, for action or inaction by such person acting in such capacity prior to the Merger.

                                  ARTICLE VI

                           DOCUMENTS TO BE DELIVERED

   VI.1 DOCUMENTS TO BE DELIVERED BY THE COMPANY UPON EXECUTION OF THIS AGREEMENT. In addition to this Agreement and the exhibits and schedules attached hereto, the Company has delivered, or caused to be delivered, the following documents to Parent and Merger Sub:

         (a) OPINION OF ACCOUNTANTS. A letter from Deloitte & Touche LLP affirming its written concurrence with the Company management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16.

         (b) NONCOMPETITION AGREEMENTS. From each of Rajan Raghavan, Thomas Anderson, Martin Harding, Simon Davidmann and Thomas O'Connell, a
Noncompetition Agreement in substantially the form of EXHIBIT F.

         (c) INDEPENDENT CONTRACTOR AGREEMENTS. From each of Thampy Thomas and Joseph Rizzi, an Independent Contractor Agreement in substantially the form of EXHIBIT G.

         (d) SGC COMSOFT AGREEMENT. The Amended and Restated SGC Comsoft -- Virtual Chips, Inc. Independent Contractor Agreement in substantially the form of EXHIBIT H.

   VI.2 DOCUMENTS TO BE DELIVERED BY THE COMPANY AT CLOSING. At the Closing, the Company shall deliver or shall cause to be delivered, the following documents to Parent and Merger Sub:

         (a) TAX OPINION. A written opinion from Pillsbury Madison & Sutro LLP, counsel to the Company, addressed to the Company to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

         (b) THIRD PARTY CONSENTS. Evidence satisfactory to Parent and Merger Sub that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.4.

         (c) LEGAL OPINION. A legal opinion from Pillsbury Madison & Sutro LLP, counsel to the Company, in substantially the form attached hereto as
Exhibit I.

         (d) AGREEMENT OF MERGER. An executed Agreement of Merger in the form of EXHIBIT J.

   VI.3 DOCUMENTS TO BE DELIVERED BY THE PARENT AND MERGER SUB UPON EXECUTION OF THIS AGREEMENT. In addition to this Agreement and the exhibits and schedules attached hereto, on the date of execution of this Agreement, Parent and Merger Sub have delivered the following documents to the Company and the Shareholders:

         (a) TAX OPINION. A written opinion from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to Parent and Merger Sub, addressed to Parent and Merger Sub, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

         (b) OPINION OF ACCOUNTANTS. A letter from Ernst & Young LLP affirming its written concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16.

   VI.4 DOCUMENTS TO BE DELIVERED BY THE PARENT AND MERGER SUB AT CLOSING. At the Closing, the Parent and Merger Sub shall deliver or shall cause to be delivered, the following documents to the Company and the Shareholders:

         (a) NASDAQ LISTING. Written authorization for listing on the Nasdaq National Market, subject to official notice of issuance, of the shares of Parent Common Stock issuable to the Shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger.

         (b) LEGAL OPINION. A legal opinion from general counsel to Parent, in substantially the form attached hereto as EXHIBIT K.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

   VII.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) SHAREHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the Shareholders by the requisite vote under applicable law and the Company's Articles of Incorporation.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (c) NASDAQ LISTING. The shares of Parent Common Stock issuable to Shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

   VII.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company and the Shareholders shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 10.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company and the Shareholders shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent since March 31, 1996. For purposes of this condition, a reduction in the trading price of Parent's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

   VII.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement (including the Company Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 10.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

          (c) MATERIAL ADVERSE CHANGE. Except as disclosed in Article II as of the date hereof, there shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since December 31, 1995.

          (d) DISSENTERS' RIGHTS. Holders of not more than 10% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (e) SERIES A PREFERRED. The holders of not less than a majority of the Series A Preferred shall have approved the automatic conversion of all outstanding Series A Preferred into Company Common Stock immediately prior to the Effective Time.

          (f)  AMENDMENT TO ARTICLES.  The Company's Articles of
Incorporation shall have been amended as contemplated by Section 5.6 above.

                                 ARTICLE VIII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

   VIII.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties by the Company and the Shareholders in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement (each as modified by the Company Schedules) and all the representations and warranties by Parent and Merger Sub in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement shall survive the Merger and shall continue for the periods following the Closing Date set forth in Section 8.2(a). No other representations or warranties shall survive the Merger.

   VIII.2  ESCROW ARRANGEMENTS.

           (a) ESCROW FUND. At the Effective Time, the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Shareholder, will be deposited with Chemical Trust Company of California, or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(b). Any shares of Parent Common Stock contributed to the Escrow Fund shall (to the extent feasible at the Effective Time) not be subject to any right of repurchase in favor of the Surviving Corporation. The Escrow Fund shall be available to compensate the Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company or of any Shareholder contained herein, or in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the Merger, or any failure by the Company prior to the Closing to perform or comply with any covenant contained herein (hereinafter individually a "Loss" and collectively "Losses"), provided that claims arising out of an inaccuracy or breach of a representation or warranty made in Sections 2.1, 2.2(a), 2.3, 2.5, 2.6, 2.7(b) - (c), 2.7(o) - (r),
2.8(a), 2.8(b)(i)-(iv), 2.8(b)(vi)-(xii), 2.10, 2.12(ii)-(iii), 2.12(v),
2.12(viii), 2.12(xi), and 2.12(xiii) of this Agreement must be asserted on or before 5:00 p.m., California time on the date of the auditor's report for the first audit of the Parent's financial statements after the Closing Date, and claims arising out of an inaccuracy or breach of all other representations and warranties and any covenant of the Company and the Affiliate Shareholders contained in this Agreement and in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the Merger must be asserted on or before 5:00 p.m. California time on the date that is one year following the Closing Date. No portion of the Escrow Amount shall be contributed in respect of any Company Options. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph (d) and either there is no objection thereto or any objection has been resolved in accordance with the provisions of this Article VIII; in such case, Parent may recover from the Escrow Fund all Losses in excess of such $50,000 deductible so identified in accordance with the provisions of this Section 8.2.

           (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective

Time and shall terminate at 5:00 p.m., California time on the date that is one year following the Closing Date, both such dates to be certified to the Escrow Agent in an Officer's Certificate (the "ESCROW PERIOD"). Such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period as are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as all such claims have been resolved as evidenced by the written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund that is not required to satisfy such claims. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall distribute the remainder of the Escrow Fund to the Shareholders in accordance with the provisions of this Section 8.2(b). Deliveries of Escrow Amounts to the Shareholders pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth in Schedule I delivered to the Escrow Agent immediately upon the formation of the Escrow Fund).

           (c)  PROTECTION OF ESCROW FUND.

                (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock held in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

              (iii) Each Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

           (d)  CLAIMS UPON ESCROW FUND.

                (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the \amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Parent Price Per Share.

           (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after receipt of such Officer's Certificate, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to
Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

           (f)  RESOLUTION OF CONFLICTS; ARBITRATION.

                (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

              (iii) Any such arbitration shall be held in Santa Clara County, California and shall be conducted by, and under the rules then in effect, of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Shareholders as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction; provided, however, that in no event will the Non-Prevailing Party be required to pay any legal fees and costs of the Prevailing Party in an amount in excess of one-third (a) of the disputed amount. The Securityholder Agent may pay such amounts (including without limitation unreimbursed expenses of counsel for the Shareholders and Parent, arbitrator fees and administrative costs) by distributing shares of Parent Common Stock from the Escrow Fund with respect to which Parent has not made a claim; provided, however, that no shares of Parent Common Stock may be distributed from the Escrow Fund prior to the termination of the Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses.

           (g)  SECURITYHOLDER AGENT OF THE SHAREHOLDERS; POWER OF ATTORNEY.

                (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Shareholder, Rajan Raghavan shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each Shareholder (except such Shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law), for and on behalf of Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent and Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders.

               (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in a manner that is not grossly negligent.

           (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

           (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim, which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Shareholders, shall be entitled, at the expense of the Shareholders, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement amount.

           (j)  ESCROW AGENT'S DUTIES.

                (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article
VIII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any Officer's Certificate, memorandum, instruction or other instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

              (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader. The parties jointly and severally agree to immediately pay the Escrow Agent, to the extent not previously reimbursed, such amounts so incurred by the Escrow Agent upon the Escrow Agent's demand therefor, which demand may be made at any time before or after completion of such action of interpleader. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Escrow Agent shall be the Prevailing Party in connection with any claim or action initiated by a Shareholder or Shareholders, then such Shareholder or Shareholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

             (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Securityholder Agent fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Thereafter, the predecessor escrow agent shall be discharged from any further duties and liability under this Agreement.

           (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the

Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned thereby. Parent promises to pay these sums upon demand.

           (l) CONSEQUENTIAL DAMAGES. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                  ARTICLE IX

                           LIMITATION OF LIABILITY

   IX.1 LIMITATION. The maximum liability of the Shareholders for Losses incurred by Parent and/or the Surviving Corporation shall be limited to the Escrow Fund (the "Maximum Liability for Losses"). Any claim by Parent or the Surviving Corporation against any or all of the Shareholders must be made on or before the first anniversary of the Closing and may only be made pursuant to the procedures set forth in Article VIII. The maximum liability of each Shareholder for any Losses incurred by Parent and/or the Surviving Corporation shall be an amount equal to the product obtained by multiplying
(x) the lesser of the Maximum Liability for Losses or the amount of such Losses actually incurred by Parent or the Surviving Corporation by (y) the ratio of (a) the total number of shares of Parent Common Stock received by such person at the Closing to (b) the Aggregate Shares of Parent Common Stock and shall only be payable out of the Escrow Fund in shares. Parent agrees to present any claims for Losses solely against the Escrow Fund established under Article VIII.

   IX.2  SETTLEMENT AND GENERAL RELEASE.

         (a) From and after the Closing, Parent and the Company and their respective affiliates, successors and assigns, waive, release and discharge each of the Shareholders and their successors and permitted assigns from any and all claims, causes of action, suits, debts, demands, costs, expenses, attorneys' fees, liabilities and obligations, contingent or fixed, known or unknown, against any such person, excluding therefrom (i) any claim for Losses payable from the Escrow, as contemplated by Article VIII hereof; (ii) any obligation or liability of any Shareholder pursuant to any confidentiality or nondisclosure agreement, assignment of inventions agreement, stock option or stock purchase agreement, written employment or consulting agreement, voting agreement, affiliate's agreement or any other written agreement (other than this Agreement) currently in effect between such Shareholder and the Company; and (iii) any other obligation or liability of the Shareholders as contemplated by this Agreement.

         (b) Parent and the Company acknowledge that this waiver, release and discharge extends to all claims of every nature and kind, known or unknown, past, present or future, with the exception of the exclusions identified in Section 9.2(a) above, and any and all rights granted to Parent and the Company under Section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived.
 Said Section 1542 of the California Civil Code reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

   X.1 TERMINATION. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a)  by mutual consent of the Company and Parent;

        (b) by Parent or the Company if: (i) the Effective Time has not occurred by August 15, 1996 (provided that the right to terminate this Agreement under this clause 10.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

        (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Parent or would reasonably be expected to have a Material Adverse Effect on Parent's ability to realize the benefits expected from the Merger.

        (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in
Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 10.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

        (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 10.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

   Where action is taken to terminate this Agreement pursuant to Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

   X.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that the provisions of this Article X shall remain in full force and effect and survive any termination of this Agreement.

   X.3 AMENDMENT. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, the Company and the holders of a majority of the outstanding Company Capital Stock. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Shareholders who receive more than 65% of the Parent Common Stock issued or to be issued pursuant to
Section 1.6, or by all of the Shareholders in the case of an amendment to Articles VIII or IX.

   X.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE XI

                              GENERAL PROVISIONS

   XI.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to Parent or Merger Sub, to:

              Phoenix Technologies Ltd.
              2770 De La Cruz
              Santa Clara, California 95050
              Attention: General Counsel
              Telephone No.:  (408) 654-9000
              Facsimile No.:  (408) 452-1985

              with a copy to:

              Wilson, Sonsini, Goodrich & Rosati, P.C.
              650 Page Mill Road
              Palo Alto, California 94304
              Attention:  Douglas H. Collom, Esq.
              Telephone No.:  (415) 493-9300
              Facsimile No.:  (415) 493-6811

         (b)  if to the Company, to:

              Virtual Chips, Inc.
              2107 N. First Street, Suite 100
              San Jose, California 95131
              Attention: Chief Executive Officer
              Telephone No.:  (408) 452-1600
              Facsimile No.:  (408) 452-0952

              with a copy to:

              Pillsbury Madison & Sutro LLP
              2700 Sand Hill Road
              Menlo Park, California 94025
              Attention:  Jorge A. del Calvo
              Telephone No.:  (415) 233-4537
              Facsimile No.:  (415) 233-4545

         (c)  if to the Securityholder Agent:
              Rajan Raghavan

         (d)  if to the Escrow Agent:
              Chemical Trust Company of California

   XI.2 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent shall pay the reasonable fees of Pillsbury Madison & Sutro LLP incurred by the Company in connection with the transactions contemplated by this Agreement.

   XI.3 REPRESENTATION OF COMPANY ONLY BY PILLSBURY MADISON & SUTRO LLP AND WAIVER AS TO FUTURE REPRESENTATION OF SHAREHOLDERS. Pillsbury Madison & Sutro LLP has represented only the Company in connection with the transactions contemplated by this Agreement. The Shareholders have not been represented by Pillsbury Madison & Sutro LLP and are encouraged to hire their own counsel to represent them in connection with the transactions contemplated by this Agreement. The Company waives any future conflict of interest that may arise from, and hereby consents to, Pillsbury Madison & Sutro LLP's representation of some or all of the Shareholders in any dispute with Parent or the Company arising from the transactions contemplated by this Agreement.

   XI.4 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   XI.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   XI.6 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

   XI.7 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   XI.8 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   XI.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

   XI.10 RULES OF CONSTRUCTION. The Company and Parent hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   XI.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent, the Escrow Agent, the Affiliate Shareholders and the Shareholders have caused this Agreement to be signed as of the date first written above.

VIRTUAL CHIPS, INC.                        PHOENIX TECHNOLOGIES LTD.


By /s/ Rajan Raghavan                      By /s/ Jack Kay
   Rajan Raghavan                             Jack Kay
   President and Chief                        President and Chief
    Executive Officer                          Executive Officer


SECURITYHOLDER AGENT:                      SPUD ACQUISITION CORP.
(as to the provisions of
 Article VIII only)


By /s/ Rajan Raghavan                       By /s/ Scott C. Neely
   Rajan Raghavan                              Scott C. Neely
   President and Chief                         President and Chief
    Executive Officer                           Executive Officer


ESCROW AGENT
(as to the provisions of
 Article VIII only)

Chemical Trust Company of California



By /s/ R.T. Maravilla
   Name: R.T. Maravilla
   Title: Assistant Vice President

AFFILIATE SHAREHOLDERS:
(for purposes of the provisions
contained in Articles II and III, Sections                                 5.1,
5.2, 5.3, 5.8, 5.11, 7.2, and Articles                      VIII, IX, X and XI)


/s/ Rajan Raghavan
________________________________
Rajan Raghavan

/s/ Thomas Anderson
________________________________
Thomas Anderson

/s/ Martin Harding
________________________________
Martin Harding

/s/ Joseph D. Rizzi
________________________________
Joseph D. Rizzi

/s/ A. Thampy Thomas
________________________________
A. Thampy Thomas

SHAREHOLDERS:
(for purposes of the provisions
contained in Article III, Sections 5.1,
5.2, 5.3, 5.8, 5.11, 7.2 and Articles VIII,
IX, X and XI)


____________________________________


____________________________________


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____________________________________


____________________________________

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                                     -54-